Exhibit 4.21

                    SUBORDINATION AND STANDSTILL AGREEMENT
                    --------------------------------------

      This Agreement is made as of this the 25th day of March, 1999, among FINOVA CAPITAL CORPORATION, a Delaware corporation ("Senior Lender"), and M-Wave, Inc., a Delaware corporation ("Subordinated Lends"), and PC Dynamics of Texas, Inc., a Texas corporation, ("Borrower").

                             W I T N E S S E T H:

      WHEREAS, Senior Lender and Borrower have entered into a Loan and Security Agreement, dated as of the date hereof (as from time to time modified, extended, renewed, or restated, the "Loan Agreement"), together with the other Loan Documents (as defined in the Loan Agreement), whereby Senior Lender has made and shall make available to Borrower a credit facility in the aggregate amount of Two Million Thirty Five Thousand Dollars ($2,035,000.00) (collectively, the "Senior Loan") therein set forth, which Senior Loan is secured by certain assignments of and security interests in the assets of Borrower, now or hereafter existing, all as more fully set forth in the Loan Documents; and

      WHEREAS, Borrower has issued certain promissory notes (collectively, the "Notes") and has incurred certain otter indebtedness and payment obligations under that certain Asset Purchase Agreement, dated as of March 25,1999 (as amended, the "Purchase Agreement"), all as described in the "Subordinated Debt Schedule" attached hereto and incorporated herein, (the Purchase Agreement and all other documents or instruments executed in connection therewith, as from time to time modified, extended, renewed or restated, collectively the "Subordinated Documents"); and

      WHEREAS, as set forth in Section 19 hereof, Subordinated Lender shall benefit from the execution and delivery of the Loan Agreement and the making of the Senior Loan; and

      WHEREAS, as a condition of the financing accommodations under the Loan Documents, the parties hereto are required to enter into this Agreement to establish the priority of the repayment of the Borrowers debt, and to address certain related matters; and

      WHEREAS, Subordinated Lender and Borrower desire to enter into this Agreement in order to induce Senior Lender to enter into the Loan Agreement with Borrower and to make the Senior Loan.

      NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Definitions. Except as otherwise provided herein, all capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Loan Agreement, provided that the following terms shall have the meanings set forth below:

      "Borrowers Property" means all assets, property and property rights, of any kind or nature, tangible or intangible, now or hereafter existing, in which Borrower owns, asserts or maintains an interest.

      "Finally Paid" or "Final Payment," when used in connection with the Senior Indebtedness shall mean the full, final and indefeasible payment of all of the Senior Indebtedness and the irrevocable termination of Senior Lenders obligation to make loans or other advances under the loan Agreement.

      "Insolvency Proceeding" shall mean any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

      "Liens" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge, set-off right or other encumbrance, whether now existing or hereafter created, acquired or arising.

      "Notes" shall have the meaning set forth in the recitals hereof.

      "Senior Indebtedness" means all principal, interest and other obligations at any time due and owing by Borrower to Senior Lender arising out of or incurred in connection with the Loan Documents or other documents executed in connection with the Senior Loan (and any indebtedness which refinances such principal, interest or other obligations), as modified, extended, renewed or restated, whether direct or contingent, and whether now existing or hereafter created. Senior Indebtedness shall include, without limitation, interest which accrues on the principal amount of the Senior Indebtedness subsequent to the commencement of, a case under Chapter 11 of the Bankruptcy Code, but only to the extent such interest is allowed as a claim in such case.

      "Subordinated Lender" means, individually and collectively, the individuals and entities named on the signature page hereto, and each reference herein to "Subordinated Lender" shall be deemed to mean each Subordinated Lender, individually and collectively, as the context requires.

      "Subordinated Indebtedness" means all indebtedness of Borrower to Subordinated Lender pursuant to the Subordinated Documents and all present and future loans, advances, debts, liabilities, obligations, and indebtedness otherwise owing by Borrower to any Subordinated Lender, whether evidenced by any note, or other instrument or document, whether absolute or contingent, due or to become due, including, without limitation, all interest charges, expenses, fees, attorneys' fees and any other sums chargeable to Borrower. Notwithstanding the foregoing, Subordinated Indebtedness shall not include lease payments due and owing Subordinated Lender pursuant to that certain Lease Agreement of the facility located at 10501 FM 720 East, Frisco, Texas 75034, by and between Subordinated Lender and Borrower, dated March 25, 1999.

      "Subordinated Lender Remedies" means any action which results in (A) the sale, foreclosure, realization on or liquidation of any of Borrowers Property, (B) the execution on any judgment obtained against Borrower, (C) the acceleration of the Subordinated Indebtedness, (D) the filing of any petition or lien under any bankruptcy, insolvency or creditors' rights laws with respect to Borrower, or (E) the institution or exercise against Borrower of any suit, legal action, arbitration or other enforcement remedy.

      "UCC" shall mean Article 9 of the Uniform Commercial Code, as in effect in the State of Arizona from time to time.

      2. Subordination. Subordinated Lender hereby postpones and subordinates in right of payment all of the Subordinated Indebtedness to the Final Payment of all of the Senior Indebtedness as per this Subordination and Standstill Agreement. Subordinated Lender does not, as of the date hereof, hold any Liens or security interests in Borrowers Property and hereby agrees that any Liens, security interests, claims and rights of any kind Subordinated Lender may hereafter acquire against Borrower and Borrowers Property (with the prior written consent of Senior Lender) shall be subordinate and subject to the Liens, security interests, claims and rights against Borrower and/or Borrowers Property of Senior Lender arising from or out of the Senior Indebtedness, regardless of the order or time as of which any Liens attach to any of the Borrowers Property, the order or time of UCC filings or any other filings or recordings., the order or time of granting of any such Liens, or the physical possession of any of the Borrowers Property until this Agreement is terminated in accordance with
 Section 26 hereof. If Borrower issues any instrument or document evidencing the Subordinated Indebtedness each such instrument and document shall bear a conspicuous legend that it is subordinated to the Senior Indebtedness in accordance with the terms of this Agreement Borrowers books shall be marked to evidence the subordination of all of the Subordinated Indebtedness to the holder of Senior Indebtedness, in accordance with the terms of this Agreement Senior Lender is authorized to examine such books from time to time arid to make any notations required by this Agreement.

      3. Warranties and Representations of Borrower and Subordinated Lender. Borrower and Subordinated Lender each hereby severally represents and warrants to the Senior Lender that the Senior Lender has been furnished with a true and correct copy of all instruments and securities evidencing or pertaining to the Subordinated Indebtedness. Borrower hereby represents and warrants to the Senior Lender that this Agreement has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by any applicable bankruptcy insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and general principles of equity. Subordinated Lender represents and warrants to the Senior Lender: (A) that this Agreement has been duly executed and delivered by Subordinated Lender and constitutes a legal, valid and binding Obligation of Subordinated Lender enforceable against the Subordinated Lender in accordance with its terms, except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency; reorganization, moratorium or similar laws from, time to time in effect affecting generally the enforcement of creditors' rights and remedies and general principles of equity; (B) that Subordinated Lender is a Delaware corporation having its chief executive office at the address set forth below his name on the signature page hereto; (C) that Subordinated Lender is acquiring the Subordinated Indebtedness for its [his or her] own account and not with a view to the distribution thereof and has no present intention of distributing the Subordinated Indebtedness; (D) that Subordinated Lender has not relied and shall not rely on any representation or information of any nature made by or received from Senior Lender relative to Borrower in deciding to execute this Agreement or to permit it to continue in effect.

      4. Negative Covenants. Until all at the Senior Indebtedness has been Finally Paid (A) Borrower shall not1 directly or indirectly, grant a security interest in, mortgage, pledge, assign or transfer any properties, to secure or satisfy all or any part of the Subordinated Indebtedness; (B) Subordinated Lender shall not demand or accept from Borrower any collateral;
 (C) Borrower shall not discharge the Subordinated Indebtedness other than in accordance with its terms; (D) Subordinated Lender shall not demand or accept from Borrower any consideration which would result in a discharge of the Subordinated Indebtedness other than in accordance with its terms; (E) Subordinated Lender shall not hereafter give any subordination in respect of the Subordinated Indebtedness or convert any or all of the Subordinated
 Indebtedness to capital stock, equity, ownership interest or other securities of Borrower; (F) Subordinated Lender shall not transfer or assign any of the Subordinated Indebtedness to any person1 except upon the prior written consent of Senior Lender and subject to the condition that such transferee or assignee shall have agreed in writing to be bound by the terms of this Agreement as a Subordinated Lender hereunder; (G) Borrower shall not hereafter issue any instrument security or other writing evidencing any part of the Subordinated Indebtedness, and Subordinated Lender shall not receive any such writing, except upon the condition that such security shall bear the legend referred to in Section 2 above and a true copy thereof shall be furnished to Senior Lender; (H) neither Borrower nor Subordinated Lender otherwise shall take any action contrary to Senior Lenders priority position over Subordinated Lender that is created by this Agreement, except with respect to the exercise by Subordinated Lender of the rights granted to it in this Agreement.

      5. Payments of Subordinated Indebtedness. Until all of the Senior Indebtedness has been Finally Paid, Borrower shall not make and Subordinated Lender shall not accept any direct or indirect payment or prepayment in cash, property or securities, by set-off or otherwise, with respect to any Subordinated Indebtedness, except that scheduled payments of principal and/or interest under the Notes may be paid in arrears ("Allowed Payment") if, and only to the extent that at the time of any such Allowed Payment: (a) no "Event of Default" has occurred and is continuing under the Loan
 Agreement and no Event of Default would result from the making of such Allowed Payment, and (b) according to the monthly financial statements submitted to Senior Lender by Borrower pursuant to the Loan Agreement (i) Borrower will have a Debt Service Coverage Ratio of no less than 1.10 to 1.0 and will be in compliance with the other financial covenants set forth in
 Section 5(k) of the Loan Agreement after giving effect to the Allowed Payment, and (ii) Borrower will have at least Two Hundred Thousand Dollars ($200,000.00) of Excess Availability under the Revolving Credit Loans after giving effect to the Allowed Payment.

      6.    Prohibition on Payments.

      (A) Notwithstanding the provisions of Section 5 above, upon the happening of any Event of Default under and as defined in the Loan Agreement, and upon receipt by Subordinated Lender of written notice thereof (the "Default Notice") from the Senior Lender, no direct or indirect payment or prepayment in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made by the Borrower or accepted by the Subordinated Lender on account of the principal of. premium or interest on, or any other amounts in respect of the Subordinated Indebtedness, and the Borrower shall not segregate or hold in trust money for any such payment or distribution, unless and until the Subordinated Lender has received a written notice from the Senior Lender that the default referred to in such Default Notice has been cured or waived by Senior Lender, and thereafter Subordinated Lender shall be entitled to the payment of suspended payments of the Subordinated Indebtedness from Borrower, to the extent permitted as an Allowed Payment under Section 5 hereof, provided that no Event of Default will result from the making of such payments by Borrower.

      (B) In the event that the Borrower shall make or Subordinated Lender shall collect any payment on account of the principal of, premium or interest on or any other amounts due under the Subordinated Indebtedness in contravention of this Section 6, such payments shall be paid over and delivered to the Senior Lender immediately upon receipt thereof.

      (C) In the event that any failure of the Borrower to make or the Subordinated Lender to receive any payment with respect to the Subordinated Indebtedness as a result of the provisions of this Section 6 shall be deemed a default under the Subordinated Documents, such event shall not give rise to any right of Subordinated Lender to exercise any Subordinated Lender Remedies, any provision of the Subordinated Documents to the contrary notwithstanding.

      7. Forbearance of Legal Remedies. Until all of the Senior Indebtedness has been Finally Paid, the Subordinated Lender shall not exercise any Subordinated Lender Remedies or other remedies it may have for a default under the Subordinated Documents, except as permitted below. Whether or not a Default Notice is then in effect, the Subordinated Lender may exercise one or more or all of the following rights and remedies (in each case, subject at all times to the payment subordination and lien subordination provisions set forth in this Agreement), but only the following rights and remedies, after prior written notice to Senior Lender and upon the occurrence of any of the following conditions, including any such occurrence during the effective period of any Default Notice: (a) an Insolvency Proceeding shall occur, or (b) the Senior Lender commences legal proceedings against the Borrower.

      (i)   accelerate payment of the Subordinated Indebtedness;

      (ii)  commence  legal  proceedings   against  the   Borrower  and,   if
 requested by the Senior Lender, become a co-plaintiff in any legal proceedings commenced by the Senior Lender, provided, that in no event shall Subordinated Lender be permitted to execute on any judgment obtained against Borrower until the Senior Indebtedness shall have been Finally Paid unless the proceeds of such execution of judgment are paid to the Senior Lender for application against the Senior Indebtedness, and further provided that Subordinated Lender shall not be permitted to execute on any judgment obtained against Borrower if the only predicate act above the acceleration of payment of the Senior Indebtedness; and

      (iii) file a proof of claim and otherwise participate in any Insolvency Proceeding. The Subordinated Lender agrees to provide the Senior Lender with not less than six (6) days prior written notice of its intent to exercise any legal remedy, which notice may be given during any period of time that a Default Notice is in effect.

      8. Subordinated Indebtedness Subordinated to Prior Payment of All Senior Indebtedness on Dissolution. Liquidation or Reorganization of the Borrower. Upon any distribution of assets of the Borrower in any dissolution, winding up, liquidation or reorganization of the Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending toward liquidation of the business and assets of Borrower:

      (A) the holder of all Senior Indebtedness shall first be entitled to receive payment in full (or to have such payment duly provided for in a manner previously agreed upon or otherwise satisfactory to it) of the principal thereof, and premium and interest due thereon, and other amounts payable comprising such Senior Indebtedness, before the Subordinated Lender is entitled to receive any payment on account of the principal of, premium or interest on or any other amounts due under the Subordinated Indebtedness; and

      (B) any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, to which the Subordinated Lender would be entitled except for these provisions, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holder of the Senior Indebtedness, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

      The Borrower shall give prompt written notice to the Senior Lender and the Subordinated Lender of any dissolution, winding up. liquidation or reorganization of the Borrower or any assignment for the benefit of any of the creditors of the Borrower tending toward the liquidation of the business and assets of the Borrower.

      9. Obligation of Borrower Unconditional. Nothing contained herein or in the Loan Documents is intended to or shall impair, as between the Borrower and the Subordinated Lender only, the obligation of the Borrower, which is absolute and unconditional, to pay to the holder of the Subordinated Indebtedness the Subordinated Indebtedness as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Subordinated Lender and creditors of the Borrower other than the Senior Lender.

      10. Subordination Rights Not Impaired by Acts or Omissions of Borrower or Holder of Senior Indebtedness. No right of any present or future holder of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower by any act or failure to act, which act or failure is in good faith, by any such holder; by any act or failure to act by any other holder of the Senior Indebtedness; or by any noncompliance by the Borrower with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. Subordinated Lender shall not be released, nor shall Subordinated

 Lenders obligation hereunder be in anyway diminished, by any of the following: (A) the exercise or the failure to exercise by Senior Lender of any rights or remedies conferred on it or them under the Loan Documents hereunder or existing at law or otherwise, or against any of Borrowers Property; (B) the commencement of an action at law or the recovery of a judgment at law against Borrower or any obligor ("Obligor") for the performance of the Senior Indebtedness and the enforcement thereof through levy or execution or otherwise; (C) the taking or institution or any other action or proceeding against Borrower or any Obligor; or (D) any delay in taking, pursuing, or exercising any of the foregoing actions, rights, powers, or remedies (even though requested by Subordinated Lender) by Senior Lender or anyone acting for Senior Lender. Without limiting the generality of the foregoing, and anything else contained herein to the contrary notwithstanding, Senior Lender, from time to time, without prior notice to or the consent of Subordinated Lender, may take all or any of the following actions without in any manner affecting or impairing the obligation or liability of Subordinated Lender hereunder (I) obtain a lien or a security interest in any property to secure any of the Senior Indebtedness; (II) obtain the primary and secondary liability of any party or parties with respect to any of the Senior Indebtedness; (III) renew, extend, or otherwise change the time for payment of the Senior Loan or any installment thereof for any period; (IV) release or compromise any liability of any nature of any person or entity with respect to the Senior Indebtedness; (V) exchange, enforce, waive, release, and apply any of Borrowers Property and direct the order or manner of sale thereof as Senior Lender may in its discretion determine; (VI) enforce their rights hereunder, whether or not Senior Lender shall proceed against any other person or entity; (VII) exercise its rights to consent to any action or non-action of Borrower which may violate the covenants and agreements contained in the Loan Documents, with or without consideration, on such terms and conditions as may be acceptable to it; or
 (VIII) exercise any of its rights conferred by the Loan Documents or by law.

      11. Authority to Act for Subordinated Lender. Until the Senior Indebtedness has been Finally Paid, in the event an Insolvency Proceeding shall occur and be continuing, if the Subordinated Lender is within forty-five (45) days of a final bar on exercising its right to present a proof of debt, proof of claim, suit or other similar right available for the purpose of protecting the Senior Lenders rights created by the subordination herein (to the extent that any of the foregoing proofs, procedures, or rights are relevant in the context of the particular Insolvency Proceeding involved), Subordinated Lender shall advise Senior Lender prior to the date thirty (30) days before such final bar occurs whether Subordinated Lender intends to exercise its rights and present a proof of debt, proof of claim, file suit, or preserve such other rights as are available to Subordinated Lender prior to the expiration of such rights. In the event that Subordinated Lender advises Senior Lender of its intention to let any such rights lapse, Senior Lender shall thereupon immediately have the right to act as Subordinated Lender's attorney-in-fact for the purposes specified in the remainder of this Section 11 (but solely to the extent that any of the actions on behalf of Senior Lender authorized hereby are relevant in the context of the particular Insolvency Proceeding involved). In the event Subordinated Lender, regardless of whether Subordinated Lender notified Senior Lender of its intention to preserve its rights or not, is within fifteen (15) days of a final bar on exercising its right to present a proof of debt, proof of claim, file suit or exercise such other similar rights as are available to Subordinated Lender, Senior Lender shall have the right to act as Subordinated Lender's attorney-in-fact for the purposes specified herein, and Subordinated Lender hereby irrevocably appoints Senior Lender its true and lawful attorney, with full power of substitution, in the name of Subordinated Lender or in the name of Senior Lender, for the use and benefit of Senior Lender, without further or additional notice to Subordinated Lender or any of its representatives. successors or assigns, to perform the following acts, at Senior Lenders option, in such Insolvency Proceeding:

      (A)  To   enforce   or   vote  claims   comprising   the   Subordinated
 Indebtedness, either in its own name or in the name of Subordinated Lender, by proof of debt, proof of claim, suit or otherwise; and

      (B) To collect any assets of Borrower distributed, divided or applied by way of dividend or payment, or any securities issued, on account of the Subordinated Indebtedness and to apply the same, or the proceeds of any realization upon the same that Senior Lender in its discretion elects to effect, to the Senior Indebtedness until all of the Senior Indebtedness (including, without limitation, interest accruing on the Senior Indebtedness after the commencement of any bankruptcy case, but only to the extent such interest is included within the definition of Senior Indebtedness hereunder) has been paid in full, rendering any surplus to Subordinated Lender if and to the extent permitted by law.

      In no event shall Senior Lender be liable to Subordinated Lender any failure to prove the Subordinated Indebtedness, to exercise any right with respect thereto or to collect any sums payable thereon

      12. Waivers. Borrower and Subordinated Lender each hereby waives, to the fullest extent permitted by law, any defense based on the adequacy: of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefore by Senior Lender. To the fullest extent permitted by law and except as to any notices specified in this Agreement, notices regarding the intended sale or disposition of any portion of the Collateral by Senior Lender, or any notice which may not be waived in accordance with the UCC, Borrower and Subordinated Lender each hereby further waives: presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Senior Indebtedness or the Subordinated Indebtedness to which Borrower or Subordinated Lender may be a party; prior notice of and consent to any loans made, extensions granted or other action taken in reliance thereon; and all other demands and notices of every kind in connection with this Agreement, the Senior Indebtedness or the Subordinated Indebtedness. Subordinated Lender consents to any release, renewal, extension, compromise or postponement of the time of payment of the Senior Indebtedness, to any substitution, exchange or release of collateral therefor, and to the addition or release of any person primarily or secondarily liable thereon.

      13. Indulgences Not Waivers. Neither the failure nor any delay on the part of Senior Lender to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to an. estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

      14. Default. If any material representation or warranty of Borrower or Subordinated Lender in this Agreement or in any instrument evidencing, securing or relating to the Senior Indebtedness proves to have been materially false when made, or, in the event of a material breach by either the Borrower or Subordinated Lender in the performance of any of the material terms of this Agreement, or any instrument or agreement evidencing, securing or relating to the Senior Indebtedness, all of the Senior Indebtedness shall, at the option of Senior Lender, become immediately due and payable without presentment, demand, protest, or notices of any kind, notwithstanding any time or credit otherwise allowed. At any time Subordinated Lender fails to comply with any provision of this Agreement that is applicable to Subordinated Lender, Senior Lender may demand specific performance of this Agreement, whether or not Borrower has complied with this Agreement, and may exercise any other remedy available at law or equity.

      15. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Borrower referred to in this Agreement, the Subordinated Lender shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of a trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Subordinated Lender, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Agreement.

      16. Amendment of the Subordinated Documents. Subordinated Lender agrees that it will not, without the consent of the Senior Lender, amend the Subordinated Documents, so as to modify the financial terms thereof (including, without limitation, the amount of principal, rate of interest, dividends, fees and prepayment premiums, if any), extend the maturity thereof add or change any covenants in a manner materially more restrictive to the Borrower, or effect any other modification to the Subordinated Documents, which would: be materially adverse to the Senior Lender.

      17. Inconsistent or Conflicting Provisions. In the event a provision of the Loan Documents or the Subordinated Documents, is inconsistent or conflicts with the provisions of this Agreement, the provisions of this Agreement shall govern and prevail.

      18. Notices. All notices, requests, demands and other communications required or permitted under this Agreement or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed as set forth below, and actually presented at the address of the notice party.

           If to Senior Lender:

           FINOVA Capital Corporation
           355 South Grand Avenue, Suite 2400
           Los Angeles, California 90017
           Attention: David Sands

           If to Subordinated Lender:

           The address set forth below the
           signature of such Subordinated
           Lender on the signature page hereto.

           If to Borrower:

           PC Dynamics of Texas, Inc.
           10501 FM 720 East
           Frisco, Texas 75035

      Any addressee may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

       19. Benefit. Subordinated Lender represents and warrants that the making of the Senior Loan will benefit Subordinated Lender in that Subordinated Lender is financially interested in Borrower and will benefit from the financial success of Borrower. Subordinated Lender acknowledges that Senior Lender would not make the Senior Loan but for the execution of this Agreement. Therefore; Subordinated Lender has received good, sufficient and adequate consideration for the making of this Agreement.

      20. Entire Agreement. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereto and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written. Neither this Agreement nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by Senior Lender and Subordinated Lender provided, however, any such change, waiver or amendment shall be binding upon the Borrower by its written consent thereto.

      21. Additional Documentation. Borrower and Subordinated Lender shall execute and deliver to Senior Lender such further instruments and shall take such further action as Senior Lender may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

      22. Expenses. Borrower agrees to pay Senior Lender on demand all expenses of every kind, including reasonable attorney's fees, that Senior Lender may incur in enforcing any of its rights against Borrower under this Agreement. As between Senior Lender and the Subordinated Lender, the court may, in the exercise of its discretion, award attorneys fees to a prevailing party, in a manner consistent with Arizona law governing actions arising out of a contract, and the prevailing party shall have the right to petition the court to make such award.

      23. Successors and Assigns. This Agreement shall inure to the benefit of Senior Lender, its successors and assigns, and shall be binding upon Borrower and its successors and assigns, and each Subordinated Lender and their respective heirs, legatees, distributees, transferees, executors, administrators and personal representatives and assigns, including without limitation, any subsequent holders of the Note. Senior Lender without prior notice or consent of any kind, may sell, assign or transfer the Senior Indebtedness, and in such event each and every immediate and successive assignee or transferee thereof may be given the right by Senior Lender to enforce this Agreement in full against Borrower and Subordinated Lender, by suit or otherwise, for its own benefit, provided that such successor, assignee or transferee agrees to be bound by the terms of this Agreement.

      24. Covenant Not to Challenge. This Agreement has been negotiated by the parties with the expectation and in reliance upon the assumption that the instruments and documents evidencing the Senior Indebtedness are valid and enforceable. In determining whether to enter into this Agreement, Subordinated Lender has assumed such validity and enforceability, and has agreed to the provisions contained herein, without relying upon any189 reservation of a right to challenge or call into question such validity or enforceability. As between Senior Lender and Subordinated Lender, Subordinated Lender hereby covenants and agrees, to the fullest extent permitted by law, that it shall not initiate in any proceeding a challenge to the validity or enforceability of the documents and instruments evidencing the Senior Indebtedness, nor shall Subordinated Lender instigate other parties to raise any such challenges, nor shall Subordinated Lender participate in or otherwise assert any such challenges which are raised by other parties. The foregoing notwithstanding, in the event that any other party is successful in establishing the invalidity or unenforceability of any of the documents or instruments evidencing the Senior Indebtedness, then Subordinated Lender shall be entitled to the benefit of such result, and Subordinated Lender shall not be bound by the subordination provisions of this Agreement to the extent of such invalidity or unenforceability.

      25. Subrogation. Subject to the foregoing provisions hereof, provided that the Senior Indebtedness has been Finally Paid (and shall not be subject to avoidance under Section 547 of the Bankruptcy Code) the Subordinated Lender shall be subrogated, to the extent of such Senior Indebtedness so paid, to the rights of the holder of such Senior Indebtedness to receive payments or distributions or assets of the Borrower that secure such Senior Indebtedness until all amounts owing on the Subordinated Indebtedness shall be paid in full. For the purpose of such subrogation no payments or distributions to the holder of the Senior
 Indebtedness by or on behalf of the Borrower or by or on behalf of Subordinated Lender by virtue of the provisions hereof which otherwise would have been made to the Subordinated Lender shall, as between the Borrower, a creditor of the Borrower (other than Subordinated Lender and The Senior Lender) and the Subordinated Lender, be deemed to be payment by the Borrower to or on account of the Subordinated Indebtedness, it being understood that the provisions of this Agreement are, and are intended solely, for the purpose of defining the relative rights of Subordinated Lender on the one hand, and Senior Lender on the other hand. In the event that Subordinated Lender turns over to any Senior Lender any payment or contributions received by it in accordance with this Agreement, Subordinated Lender shall, for purposes of determining whether any default under the Subordinated Documents has occurred, be deemed never to have received such payment or distribution. In the event that Borrower fails to make any payment on account of the Subordinated Indebtedness by reason of any provision contained herein, such failure shall, notwithstanding such provision contained herein, constitute a default with respect to the Subordinated Indebtedness if and to the extent such failure would otherwise constitute such a default in accordance with the terms of the Subordinated Indebtedness.

      26. Termination of Agreement. This Agreement shall continue and shall be irrevocable until the date all of the Senior Indebtedness has been Finally Paid by Borrower or otherwise discharged and released by the Senior Lender.

      27. Reinstatement. The obligations of Subordinated Lender under the Agreement shall continue to be effective, or be reinstated, as the ease may be, if at any time any payment in respect of any Senior Indebtedness is rescinded or must otherwise be restored or returned by Senior Lender by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payment had not been made.

      28. Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ARIZONA. BORROWER AND SUBORDINATED LENDER HEREBY AGREE THAT ALLOCATIONS OR PROCEEDINGS INITIATED BY EITHER BORROWER OR SUBORDINATED LENDER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN A190 MARICOPA COUNTY, ARIZONA SUPERIOR COURT OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA OR, IF SENIOR LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. EACH OF BORROWER AND SUBORDINATED LENDER HEREBY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY SENIOR LENDER AND HEREBY WAIVES ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED UPON LACK OF VENUE. THE EXCLUSIVE CHOICE OF FORUM AS SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY SENIOR LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING. BY SENIOR LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND EACH OF BORROWER AND SUBORDINATED LENDER HEREBY WAIVE THE RIGHT TO COLLATERALLY ATTACK SUCH JUDGMENT OR ACTION.

      29.   Jury  Trial.   SENIOR  LENDER,  SUBORDINATED LENDER  AND BORROWER
 WAIVE TRIAL BY JURY IN ANY DISPUTE ARISING FROM, UNDER OR IN CONNECTION WTH THIS AGREEMENT.

      30. Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

      31. Counterparts. This Agreement may be executed in any number of separate counterparts, all of which, when taken together, shall constitute one and the same instrument, notwithstanding the fact that all parties did not sign the same counterpart.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

           SUBORDINATED LENDER:          M-Wave, Inc.,
                                         a Delaware corporation


                                         By:   /s/
                                         Name: ____________________
                                         Title: ___________________
                                         Address: _________________
                                         __________________________


           SENIOR LENDER:                FINOVA CAPITALCORPORATION,
                                         a Delaware corporation


                                         By: /s/
                                             -----------------------------
                                             Pete Martinez, Vice-President



           BORROWER:                     PC DYNAMICS OF TEXAS, INC.,
                                         a Texas Corporation

                                         By: /s/
                                             -----------------------
                                             D. Ron Allen, President



                            LEGEND TO BE INSERTED
                                AT THE TOP OF
                              SUBORDINATED NOTES
                              ------------------

 ALL INDEBTEDNESS EVIDENCED HEREBY AND REFERENCED HEREIN IS SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL INDEBTEDNESS OWED TO FINOVA CAPITAL CORPORATION AS SET FORTH IN THAT CERTAIN SUBORDINATION AND STANDS TILL AGREEMENT AMONG FINOVA CAPITAL CORPORATION, THE PAYEE OF THIS NOTE AND THE OTHER PARTIES NAMED THEREIN